Exhibit 10.1

AMENDED AND RESTATED SECURITIES EXCHANGE AGREEMENT

This AMENDED AND RESTATED SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of July 31, 2024 by and among Viewbix, Inc., a Delaware corporation, with an office address of 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel, 6971068 (“Viewbix”) and Metagramm Software Ltd., an Israeli company, with an office address 4 Hamelacha St. Netania, Israel (“Metagramm”). Viewbix and Metagramm are each a “Party” and collectively, the “Parties” and replaces in its entirety the Securities Exchange Agreement entered into between the Parties on July 30, 2024.

WHEREAS, each of the Parties has evaluated the opposite Party’s business and operations, and has determined that the anticipated Exchange (as defined herein) between the two Parties presents a mutual benefit to each of the Parties and their respective stockholders, which the Parties anticipate to occur following, and contingent upon, the Closing (as defined herein) of the transactions contemplated hereunder; and

WHEREAS, each of the Parties believes that it is in its best interests, and the best interests of its respective stockholders, to exchange (the “Exchange”) such number of shares of common stock of each respective party, such that, and in consideration thereof, upon the Closing Date, Viewbix shall be issued 19.99% of the issued and outstanding capital stock of Metagramm as of immediately following the Closing (as defined herein) (the “Metagramm Exchange Shares”) and Metagramm shall be issued 9.99% of the issued and outstanding capital stock of Viewbix as of immediately following the Closing (the “Viewbix Exchange Shares” and together with the Metagramm Exchange Shares, the “Exchange Shares”), all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES EXCHANGE

Section 1.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Viewbix shall issue to Metagramm, and Metagramm shall issue to Viewbix, the Exchange Shares.

Section 1.02 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on the effective date of Viewbix’s uplist of its common stock to a national exchange, and subject to all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.03, are satisfied or waived by the respective Party, at such location to be determined by the Parties (the “Closing Date”). Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred within thirty (30) days of the date hereof (such date referred to herein as the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.03 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Good Standing Certificate. Viewbix shall have delivered to Metagramm a certificate of good standing and Metagramm shall have delivered a certificate of good standing (or the equivalent thereof in the State of Israel), issued within two (2) business days of Closing, which certificate shall have been issued by the governing entity of the relevant jurisdiction.

(b) No Injunctions. In connection with each of Viewbix and Metagramm, no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(c) Regulation S Questionnaire. Metagramm shall have delivered to Viewbix a duly completed and executed Annex “A” – Regulation S Questionnaire.

(d) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(e) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

With respect to the closing conditions listed in (h) and (i) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

Section 1.04 Taxes. Viewebix and Metagramm shall separately bear the tax consequences arising from the issuances of the Exchange Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VIEWBIX

Viewbix represents and warrants to, and covenants with, Metagramm that, as of the date hereof, except for those representations and warranties and covenants that speak of a different date:

Section 2.01 Viewbix Exchange Shares. The Viewbix Exchange Shares shall represent 9.99% of the issued and outstanding share capital of Viewbix as of the Closing Date (as of immediately following the Closing).

Section 2.02 Organization, Standing and Corporate Power of Viewbix. Viewbix is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Viewbix is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Viewbix. As used in this Agreement, the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

Section 2.03 Capital Structure. The authorized capital stock of Viewbix consists of (i) 490,000,000 shares of common stock, $0.0001 par value, of which (a) 18,839,686 shares are issued and outstanding on a pre-reverse split basis as of the date of the hereof and (b) 28,405,684 shares of common stock on a pre-reverse split basis underlying options or warrants of which are outstanding as of the date hereof and (c) 6,031,828 shares of common stock on a pre-reverse split basis that Viewbix has committed to issue to certain recipients following the date hereof, and (ii) 10,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Except as disclosed in the Viewbix Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Viewbix having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Viewbix are entitled to vote on. Except as disclosed in Viewbix Reports and as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Viewbix is a party or by which it is bound obligating Viewbix to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Viewbix or other equity or voting securities of Viewbix or obligating Viewbix to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Viewbix to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Viewbix or any other securities of Viewbix. There are no agreements or arrangements pursuant to which Viewbix is or could be required to register Viewbix’ common stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of Viewbix or with respect to any securities of Viewbix. The issuance of the Viewbix Exchange Shares will not trigger any anti-dilution rights of any existing securities of Viewbix.

Section 2.04 Authority; Non-Contravention. Viewbix has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Viewbix and the consummation by Viewbix of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Viewbix. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Viewbix, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Viewbix under, (i) the charter documents of Viewbix, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Viewbix or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Viewbix or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Viewbix or could not prevent, hinder or materially delay the ability of Viewbix to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Viewbix in connection with the execution and delivery of this Agreement by Viewbix or the consummation by Viewbix, as the case may be, of any of the transactions contemplated by this Agreement.

Section 2.05 Company Reports. Since January 1, 2023, Viewbix has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Viewbix Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Viewbix Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Viewbix Report was filed, and (ii) each Viewbix Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Viewbix, none of the Viewbix Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Viewbix Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Viewbix Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Viewbix and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Viewbix Reports, Viewbix has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Viewbix or in the notes thereto. As of the Closing, all liabilities of Viewbix shall have been paid off and shall in no event remain liabilities of Viewbix following the Closing, other than immaterial liabilities that will be scheduled prior to the Closing Date.

Section 2.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Viewbix, threatened against Viewbix. Viewbix is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 2.07 Compliance. Viewbix has not been advised, nor does Viewbix have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 2.08 Material Agreements. All material agreements to which Viewbix is a party are included as part of or specifically identified in the Viewbix Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Viewbix Material Agreements”). Except for the Viewbix Material Agreements, Viewbix has no material contracts. To Viewbix’ Knowledge, neither Viewbix nor any other party to the Viewbix Material Agreements, is in breach of or default under any of such contracts.

Section 2.9 Taxes. Except as disclosed in the Viewbix Reports or as set forth in Schedule 2.9, Viewbix has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Viewbix has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

Section 2.10 Conformity of Descriptions. The Viewbix Exchange Shares, when issued, will conform in all material respects to the descriptions of Viewbix’ shares of common stock contained in the Viewbix Reports and other filings with the SEC.

Section 2.11 Disclosure Controls. Viewbix has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Viewbix is made known to Viewbix’ principal executive officer and Viewbix’ principal financial officer or persons performing similar functions.

Section 2.12 Acquisition of Metagramm Capital Stock for Investment.

(a) Purchase Entirely for Own Account. Metagramm Exchange Shares proposed to be acquired by Viewbix hereunder will be acquired for investment for Viewbix’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Viewbix has no present intention of selling, granting any participation in or otherwise distributing the Metagramm Exchange Shares, except in compliance with applicable securities laws. Viewbix further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Metagramm Exchange Shares. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b) Viewbix (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Metagramm and its securities.

(c) Viewbix understands that the Metagramm Exchange Shares will be issued pursuant to an exemption from the requirement to provide Viewbix with a prospectus and as a result (i) certain protections, rights and remedies provided by the Securities Law, 5728-1968 (the “Securities Law”), including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to Viewbix, (ii) the Securities Law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (iii) Viewbix may not receive information that would otherwise be required to be given under the Securities Law, and (iv) Metagramm is relieved from certain obligations that would otherwise apply under the Securities Law. The certificates or direct registration system ownership statement representing the Metagramm Exchange Shares issued to Viewbix shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY ARE NOT TRADED ON THE TEL-AVIV STOCK EXCHANGE OR ANY OTHER SECURITIES EXCHANGE OR MARKET AND MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION CONCERNING WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSACTION IS NOT IN CONTRAVENTION OF APPLICABLE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(d) Viewbix acknowledges that neither Metagramm nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the Metagramm Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by Viewbix for the Metagramm Exchange Shares, (iii) as to the future price or value of the Metagramm Exchange Shares, or (iv) there are risks associated with the purchase of the Metagramm Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the Metagramm Exchange Shares or made any recommendations or endorsement with respect to the Metagramm Exchange Shares.

(e) Viewbix acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Metagramm and its securities. To the full satisfaction of Viewbix, it has been furnished all materials that it has requested relating to Metagramm and the issuance of the Metagramm Exchange Shares hereunder.

(f) Viewbix acknowledges that the Metagramm Exchange Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Metagramm Exchange Shares may not be offered, pledged, sold, assigned or otherwise transfered, directly or indirectly, to, or for the account or benefit of, a person in the United States or a U.S. person without registration under the Securities Act and applicable state securities laws or compliance with the requirements of an exemption from such registration, and it acknowledges that Metagramm has no present intention of filing or obligation to file a registration statement under the Securities Act or applicable state securities laws in respect of the issuance or resales of such securities. “United States” and “U.S. person” have the respective meanings assigned to such terms in Rule 902 of Regulation S (“Regulation S”) under the Securities Act.

Section 2.13 Additional Financing. Viewbix is aware that: (i) Metagramm may complete additional financings in the future in order to develop its business and to fund its ongoing development; (ii) there is no assurance that such financings will be available and, if available, on reasonable terms; (iii) any such future financings may have a dilutive effect on Metagramm’s securityholders, including Viewbix; and (iv) if such future financings are not available, Metagramm may be unable to fund its on-going development and the lack of capital resources may result in the failure of Metagramm’s business.

Section 2.14 Disclosure. All disclosure provided to Metagramm regarding Viewbix, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Viewbix with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF METAGRAMM

Metagramm represents and warrants to Viewbix that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01 Metagramm Exchange Shares. The Metagramm Exchange Shares shall represent 19.99% of the issued and outstanding share capital of Metagramm as of the Closing Date (as of immediately following the Closing).

Section 3.02 Organization, Standing and Corporate Power of Metagramm. Metagramm is duly incorporated, validly existing and in good standing under the laws of Israel with respect to the filing of annual reports with the Registrar of Companies of Israel and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Metagramm is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

Section 3.03 Capital Structure. The authorized share capital of Metagramm consists of 10,000,000 common shares with par value of NIS 0.001 each, of which 666,643 shares are issued and outstanding as of the date hereof. Except as disclosed in Schedule 3.03(a), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Metagramm having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Metagramm are entitled to vote on. Except as disclosed in Schedule 3.03(b), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Metagramm is a party or by which it is bound obligating Metagramm to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Metagramm or other equity or voting securities of Metagramm or obligating Metagramm to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Metagramm to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Metagramm or any other securities of Metagramm. There are no agreements or arrangements pursuant to which Metagramm is or could be required to register Metagramm’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of Metagramm or with respect to any securities of Metagramm. The issuance of the Metagramm Exchange Shares will not trigger any anti-dilution rights of any existing securities of Metagramm. The Metagramm Exchange Shares will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances.

Section 3.04 Authority; Non-Contravention. Metagramm has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The individual signing this Agreement on behalf of Metagramm has been duly authorized by Metagramm to do so. The execution and delivery of this Agreement by Metagramm and the consummation by Metagramm of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Metagramm. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Metagramm, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Metagramm under, (i) the charter documents of Metagramm, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Metagramm or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Metagramm or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of Metagramm to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Metagramm in connection with the execution and delivery of this Agreement by Metagramm or the consummation by Metagramm, as the case may be, of any of the transactions contemplated by this Agreement.

Section 3.05 Financial Statements; No Undisclosed Liabilities.

(a) Except for the Company’s obligation to repay a loan extended to the Company by certain lenders and shareholders, of which is outstanding, in an aggregate amount of NIS1,307 thousands as of July 25, 2024 and as further detailed in Schedule 3.05, Metagramm has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed US$20,000; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed US$10,000.

(b) Metagramm is not a guarantor or indemnitor of any debt or obligation of another, nor has Metagramm given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of Metagramm. Metagramm did not extend any loans or advances to any person, other than advances for expenses to its employees in the ordinary course of business.

Section 3.06 Assets and Properties. Metagramm has good and marketable title to all of the tangible or personal properties and assets owned by Metagramm, which are material to the business of Metagramm as currently conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Metagramm’s ownership or use of such property or assets. With respect to the tangible property and assets it leases, Metagramm is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. Metagramm does not own any real property.

Section 3.06 Intellectual Property. Metagramm has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Metagramm has not received a notice (written or otherwise) that any of, its material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Metagramm has not received, since January 1, 2020, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge Metagramm, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Metagramm has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Metagramm has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. Metagramm has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business. For purposes of this Section, “knowledge”, including the phrase “to Metagramm’s knowledge” (or similar phrases), when used in this Section 3.06 (Intellectual Property) shall mean the actual knowledge of Metagramm, without conducting any patent search, freedom to operate, infringement, or any similar search.

Section 3.07 Labor Matters.

(a) Metagramm has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment. Metagramm has paid in full to all of its respective employees and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. Metagramm has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws. To Metagramm’s knowledge, all persons classified by Metagramm as consultants or contractors thereof are correctly classified as such and not as employees for any purpose. Metagramm’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded) adequate provisions have been made in Metagramm’s Financial Statements.

(b) Metagramm is not a party to, bound by or subject to, and no employee of Metagramm benefits from, any collective bargaining agreement, collective labor agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or has sought to represent any of the employees, representatives or agents of Metagramm, nor is Metagramm aware of any labor organization activity involving its employees. There is no strike or other labor dispute involving Metagramm pending or, to Metagramm’s knowledge, threatened.

Section 3.08 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Metagramm, threatened against Metagramm. Metagramm is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 3.09 Compliance. Metagramm has not been advised, nor does Metagramm have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 3.10 Material Agreements. All material agreements to which Metagramm is a party are included as part of or specifically identified in Schedule 3.07 (“Metagramm Material Agreements”). Except for the Metagramm Material Agreements, Metagramm has no material contracts. To Metagramm’s Knowledge, neither Metagramm nor any other party to the Metagramm Material Agreements, is in breach of or default under any of such contracts.

Section 3.11 Taxes. Metagramm has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Metagramm has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

Section 3.12 Conformity of Descriptions. The Metagramm Exchange Shares, when issued, will conform in all material respects to the descriptions of Metagramm’s common shares.

Section 3.13 Acquisition of Viewbix Capital Stock for Investment.

(a) Purchase Entirely for Own Account. Viewbix Exchange Shares proposed to be acquired by Metagramm hereunder will be acquired for investment for Metagramm’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Metagramm has no present intention of selling, granting any participation in or otherwise distributing the Viewbix Exchange Shares, except in compliance with applicable securities laws. Metagramm further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Viewbix Exchange Shares.

(b) Metagramm (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Viewbix and its securities.

(c) Metagramm understands that the sale of the Viewbix Exchange Shares is not registered under the Securities Act and that the issuance hereof to Metagramm is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). Metagramm is, and on each date on which it exercises any warrants to purchase shares of Viewbix common stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex A hereto. The certificates representing the Viewbix Exchange Shares issued to Metagramm shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Metagramm acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Metagramm acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Viewbix and its securities. To the full satisfaction of Metagramm, it has been furnished all materials that it has requested relating to Viewbix and the issuance of the Viewbix Exchange Shares hereunder.

(f) Metagramm understands that the Viewbix Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Viewbix Exchange Shares or any available exemption from registration under the Securities Act, the Viewbix Exchange Shares may have to be held indefinitely and Metagramm further acknowledges that the Viewbix Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Metagramm’s compliance with the reporting requirements under the Exchange Act.

(g) Metagramm has conducted its own investigation with respect to Viewbix, its business and the Viewbix Exchange Shares; has received or otherwise had access to all information regarding Viewbix that it believes is necessary or appropriate in connection with the purchase of the Viewbix Exchange Shares, including financial and other information which has been publicly filed by Viewbix with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in Viewbix; and (d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in Viewbix.

(h) Metagramm is an Israeli company, and:

(i)	is not a U.S. Person and is not purchasing the Viewbix Exchange Shares for the account of or benefit of a U.S. Person or a person within the United States;
(ii)	was not offered the Viewbix Exchange Shares in the United States;
(iii)	did not execute or deliver this Agreement, in the United States;
(iv)	did not cause any buy order for the Viewbix Exchange Shares to originate in the United States;
(v)	has no intention to distribute either directly or indirectly any of the Viewbix Exchange Shares in the United States, and Metagramm will not offer, sell or otherwise transfer, directly or indirectly, any of the Viewbix Exchange Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom;
(vi)	did not receive the offer to purchase the Viewbix Exchange Shares as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);
(vii)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act.

Section 3.15 Additional Legend; Consent. Additionally, the Viewbix Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and Metagramm consents to Viewbix making a notation on its records or giving instructions to any transfer agent of the Viewbix Exchange Shares in order to implement the restrictions on transfer of the Viewbix Exchange Shares.

Section 3.16 Disclosure. All disclosure provided to Viewbix regarding Metagramm, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Metagramm with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

COVENANTS

Section 4.01 Securities Law Compliance. Each of Viewbix and Metagramm understand and agree that the consummation of this Agreement, including the issuance of the Viewbix Exchange Shares to Metagramm in exchange for the issuance of the Metagramm Exchange Shares to Viewbix upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Each of Viewbix and Metagramm agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such laws, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, Viewbix and Metagramm shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on, as applicable, registration and prospectus exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 4.02 Access to Information; Confidentiality.

(a) The Parties hereto shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each party shall provide each other party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another party in strict confidence.

(b) No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 4.03 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 4.04 Valid Issuances. Each of Viewbix and Metagramm covenant and agree that upon issuances, all of the Exchange Shares issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

Section 4.05 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE V

MISCELLANEOUS

Section 5.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Israel. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 5.2 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Viewbix:	Attn: Amihay Hadad
Address: 3 Hanehoshet St, Building B, 7th floor Tel Aviv, Israel 6971068
Tel: +972-53-6666611
Email: amihay@gix-internet.com

If to Metagramm:	Attn: Amit Greener
Address: 6 Erez St., Even Yehuda, Israel
Tel: +972-54-8138873
Email: amit.greener@gmail.com>

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.03.

Section 5.3 Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.4 Third Party Beneficiaries. This contract is strictly between Viewbix and Metagramm and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 5.5 Expenses. Each Party shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 5.6 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.7 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years.

Section 5.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 5.9 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

VIEWBIX, INC.

By
Name:	Amihay Hadad
Title:	Chief Executive Officer

METAGRAMM Software ltd.

By:
Name:	Amit Greener
Title:	Chief Executive Officer

[Signature page to Securities Exchange Agreement]

ANNEX A

Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the Viewbix Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Exchange Agreement dated March 31 2023, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date: July 30, 2024

Metagramm Software Ltd.

(Signature of Authorized Signatory)

Amit Greener
(Name of Authorized Signatory)

CEO
(Title)